Filed Pursuant to Rule 424(b)(5)
Registration No. 333-235735

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JANUARY 8, 2020)

$55,000,000

Common Stock

This prospectus supplement relates to the offer, issuance and sale from time to time of our common stock having an aggregate offering price of up to $55,000,000 through William Blair & Company, L.L.C., referred to as the “Manager”. These sales, if any, will be made pursuant to the terms of an equity distribution agreement between us and the Manager.

Our common stock is traded on the Nasdaq Global Market under the symbol “PHAS.” On November 11, 2021, the last reported sale price of our common stock was $3.84 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Manager is not required to sell any specific number or dollar amount of our common stock but will use its reasonable efforts, as our agent and subject to the terms of the equity distribution agreement, to sell the shares of our common stock offered, as instructed by us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Manager will be entitled to a commission of up to 3.0% of the gross sales price per share sold under the equity distribution agreement. In connection with the sale of the shares of common stock on our behalf, the Manager may be deemed to be an “underwriter” within the meaning of the Securities Act.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

William Blair

November 12, 2021

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Manager have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Manager are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Unless the context indicates otherwise, references in this prospectus to “we,” “us,” “our,” “the company,” “PhaseBio” and similar references refer to PhaseBio Pharmaceuticals, Inc.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement, including the information incorporated by reference in this prospectus supplement, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement on page S-8 and in the documents incorporated by reference into this prospectus.

Overview

We are a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiopulmonary diseases. Our lead product candidate, bentracimab (also known as PB2452), is a novel reversal agent for the antiplatelet drug ticagrelor currently in a pivotal Phase 3 clinical trial, which we are developing for the reversal of the antiplatelet effects of ticagrelor in patients with uncontrolled major or life-threatening bleeding or requiring urgent surgery or an invasive procedure. Based on feedback from the United States Food and Drug Administration, or FDA, we intend to seek approval of bentracimab in the United States through an accelerated approval process. In our completed Phase 2a clinical trial of bentracimab, we observed immediate and complete reversal of ticagrelor’s antiplatelet activity within five minutes following initiation of infusion and sustained reversal for over 20 hours. We are currently conducting a pivotal Phase 3 REVERSE-IT trial of bentracimab. We are developing bentracimab pursuant to a co-development agreement, or the SFJ Agreement, with SFJ Pharmaceuticals X, Ltd., an SFJ Pharmaceuticals Group company, or SFJ. Under the SFJ Agreement, SFJ has agreed to pay us up to $120.0 million to support the clinical development of bentracimab. As of September 30, 2021, SFJ has provided funding and paid for amounts on our behalf in the aggregate amount of $79.1 million under the SFJ Agreement. In addition, we expect that SFJ will fund or reimburse an additional $10.9 million of clinical trial costs and other expenses. We are also eligible to receive up to an additional $30.0 million of funding upon the achievement of specified clinical development milestones with respect to our ongoing REVERSE-IT trial of bentracimab.

Our second product candidate, pemziviptadil (also known as PB1046), is a once-weekly fusion protein currently in a Phase 2b clinical trial for the treatment of pulmonary arterial hypertension, or PAH. Pemziviptadil utilizes our proprietary half-life extending elastin-like polypeptide, or ELP, technology, which also serves as an engine for our preclinical pipeline. As we advance our clinical programs for bentracimab and pemziviptadil with site activations and patient enrollment, we remain in close contact with our clinical research organizations, clinical sites and suppliers to attempt to assess the impacts that COVID-19 and its variants may have on our clinical trials and current timelines and to consider whether we can implement appropriate mitigating measures to help lessen such impacts. At this time, however, we cannot fully forecast the scope of impacts that COVID-19 may have on our ability to initiate trial sites, enroll and assess patients, supply study drug and report trial results. We are also developing our preclinical product candidate, PB6440, for treatment-resistant hypertension. Except for the rights that we granted to Alfasigma S.p.A, or Alfasigma, for bentracimab, we retain worldwide commercial rights to all of our product candidates.

Bentracimab

Bentracimab is a novel recombinant human monoclonal antibody antigen-binding fragment, or Fab fragment, designed to reverse the antiplatelet activity of ticagrelor. Ticagrelor is an antiplatelet therapy widely prescribed to reduce the rates of death, heart attack and stroke in patients with acute coronary syndrome, or ACS, or who have previously experienced a heart attack. The American College of Cardiology, American Heart Association and

European Society of Cardiology guidelines recognize ticagrelor as the preferred antiplatelet therapy for ACS. In 2020, ticagrelor, currently marketed by AstraZeneca plc, or AstraZeneca, under the brand names Brilinta and Brilique, had worldwide sales of $1.6 billion. Ticagrelor binds to platelets to prevent them from forming blood clots, which could restrict blood flow to critical organs in these patients, causing heart attacks or strokes. Due to ticagrelor’s antiplatelet activity, patients on ticagrelor have an elevated risk of spontaneous bleeding. In addition, patients on ticagrelor who need urgent surgery cannot wait the recommended five days for ticagrelor’s effect to dissipate and are at increased risk of major bleeding during and after surgery. There are currently no other known reversal agents approved or in clinical development for ticagrelor or any other antiplatelet drugs. In the European Union, an extracorporeal whole blood purification adsorber device is available that may be useful for non-specific removal of ticagrelor during some cardiac procedures when used in conjunction with cardiopulmonary bypass. Upon approval, bentracimab would be the only therapeutic agent available for specific reversal of ticagrelor. We believe the availability of bentracimab as a specific reversal agent could expand ticagrelor’s use by mitigating concerns regarding bleeding risk and uniquely position ticagrelor as the only oral antiplatelet drug with a reversal agent. In our Phase 1 and Phase 2a clinical trials, bentracimab achieved immediate and complete reversal of ticagrelor’s antiplatelet activity, with potential customizable duration of reversal based on the dosing regimen, which we believe has the potential to bring life-saving therapeutic benefit to these patients by increasing the safety of ticagrelor.

We are developing bentracimab pursuant to the SFJ Agreement. Under the SFJ Agreement, SFJ has agreed to pay us up to $120.0 million to support the clinical development of bentracimab. During the term of the SFJ Agreement, we will have primary responsibility for clinical development and regulatory activities for bentracimab in the United States and the European Union, while SFJ will have primary responsibility for clinical development and regulatory activities for bentracimab in China and Japan and will provide clinical trials operations support in the European Union.

In September 2019, we completed a Phase 2a clinical trial of bentracimab in older and elderly subjects dosed with ticagrelor and aspirin and in healthy younger subjects on supratherapeutic doses of ticagrelor. In this trial, we observed a statistically significant reversal of ticagrelor within five minutes of initiation of bentracimab infusion, which was sustained for over 20 hours. Platelet function was normalized by 15 minutes, 30 minutes for the supratherapeutic ticagrelor-dose cohort, following initiation of bentracimab infusion and remained normal for over 20 hours. Bentracimab was generally well tolerated, with only minor adverse events, or AEs, reported. These results are consistent with results observed in healthy younger subjects treated with ticagrelor in our Phase 1 trial. The older and elderly subjects in the Phase 2a trial resembled the patient population most likely to be treated with ticagrelor and to potentially benefit from bentracimab, if approved.

In March 2020, we commenced our pivotal REVERSE-IT trial, a global, multi-center, non-randomized, open-label trial in which we plan to enroll a total of 200 ticagrelor patients with uncontrolled major or life-threatening bleeding or requiring urgent surgery or an invasive procedure. The primary endpoints for this trial are the reversal of the antiplatelet effects of ticagrelor with intravenous infusion of bentracimab as measured by the VerifyNow® PRUTest® biomarker and achievement of hemostasis in enrolled patients. We are currently enrolling patients in the United States, the European Union and Canada in this trial. In addition, our Investigational New Drug Application, or IND, for bentracimab was recently approved by the Center for Drug Evaluation, or CDE, of the China National Medical Products Administration, or NMPA.

The FDA granted Breakthrough Therapy designation for bentracimab in April 2019, and the European Medicines Agency, or the EMA, granted bentracimab Priority Medicines, or PRIME, designation in February 2020. The FDA previously provided feedback that we could submit a Biologics License Application, or BLA, for potential accelerated approval based on an interim analysis of the first approximately 100 patients treated in our REVERSE-IT trial. For the interim analysis, the FDA also recommended that approximately 50 patients enrolled have uncontrolled major or life-threatening bleeding and approximately 50 require urgent surgery or an invasive procedure, although the FDA indicated that whether there are an adequate number of patients in either group would be a review issue.

We intend to complete the REVERSE-IT trial and establish a post-approval registry in accordance with FDA requirements. With regard to the 200 total patients needed for full enrollment of the REVERSE-IT trial, our protocol provides that no more than approximately two-thirds of patients can come from either the uncontrolled major or life-threatening bleeding population or the patient population requiring urgent surgery or an invasive procedure. The Committee for Medicinal Products for Human Use, or CHMP, of the EMA has also generally agreed with our proposed clinical development plan for bentracimab.

In August 2021, we completed and announced enrollment of the first 143 patients in the REVERSE-IT trial, effectively reaching our interim analysis milestone. Because the total number of patients enrolled included 138 patients who required urgent surgery or an invasive procedure, this cohort of the trial has been fully enrolled, and trial sites have shifted focus to enrolling patients with uncontrolled major or life-threatening bleeding events. Subsequent to the August announcement and enrollment update, seven additional patients enrolled in the REVERSE-IT trial, four of whom required urgent surgery or an invasive procedure and three of whom experienced uncontrolled major or life-threatening bleeding. Including the seven new enrollees, the prespecified interim analysis of the REVERSE-IT trial will be based upon a total of 150 enrolled patients. We intend to continue to enroll patients in the REVERSE-IT trial and will continue to primarily target patients with uncontrolled major or life-threatening bleeding events. We are continuing to attempt to accelerate enrollment of these patients, including by working to increase the number of enrolling clinical trial sites in the United States, Canada, and the European Union as we believe that a broader site footprint will increase the probability of enrolling these patients. We are also expecting to begin enrolling patients in China for the REVERSE-IT trial in early 2022.

We recently completed the planned interim analysis of the first 150 patients enrolled in the REVERSE-IT trial, and we plan to announce the results from this analysis on November 15, 2021. We intend to submit our BLA for potential accelerated approval based on the interim analysis of these patients, all of whom were measured against the same VerifyNow PRUTest biomarker and hemostasis endpoints described above. For this interim analysis, we elected to continue to enroll ticagrelor patients in excess of our prior target of approximately 100 patients to take advantage of robust surgical enrollment and to mitigate continued uncertainties caused by the COVID-19 pandemic and its potential impact on future patient availability. We are targeting to submit our BLA in mid-2022, although that timeline could be impacted by the continued scope and duration of the COVID-19 pandemic. Following the submission of our BLA, the FDA could determine that we did not enroll a sufficient number of patients in the REVERSE-IT trial, including patients with uncontrolled major or life-threatening bleeding, for all or some of the proposed indications we intend to pursue. Further, the FDA may require us to conduct extensive post-approval studies or require us to make modifications to our ongoing REVERSE-IT trial after approval and marketing.

We have completed enrollment for our Phase 2b bentracimab trial, which is a multi-center, randomized, double-blind, placebo-controlled trial that is designed to evaluate the safety and efficacy of bentracimab in reversing the antiplatelet effects of ticagrelor in 200 healthy volunteers who are older and elderly (ages 50 to 80), with 150 subjects receiving bentracimab and 50 subjects receiving placebo, all after pretreatment with dual antiplatelet therapy composed of ticagrelor and low-dose aspirin. In the Phase 2b bentracimab trial, we observed immediate and complete reversal of ticagrelor’s antiplatelet activity within five minutes following initiation of infusion and sustained reversal for over 20 hours as measured using the point-of-care VerifyNow® PRUTest® biomarker. In addition, treatment with bentracimab had a favorable safety profile, with no drug-related serious adverse events, or SAEs, or thrombotic events reported in the Phase 2b trial. In our earlier, completed Phase 2a clinical trial of bentracimab, we also observed immediate and complete reversal of ticagrelor’s antiplatelet activity within five minutes following initiation of infusion and sustained reversal for over 20 hours.

In June 2021, we entered into a sublicense agreement with Alfasigma, or the Alfasigma Sublicense, pursuant to which we granted Alfasigma exclusive rights to distribute and sell bentracimab in the European Union and European Economic Area, as well as the United Kingdom, Russia, Ukraine and certain other countries within the Commonwealth of Independent States, Europe and central Asia, or the Sublicense Territory. Under the Alfasigma Sublicense, we are responsible for developing bentracimab and securing regulatory approval with the EMA and the Medicines and Healthcare products Regulatory Agency, or MHRA, including in accordance with the SFJ Agreement, after which any marketing authorizations will be assigned to Alfasigma. Alfasigma is obligated to obtain and maintain any regulatory approvals necessary to market and sell bentracimab (including pricing approvals and post-marketing commitments) and is also responsible for securing regulatory approval in countries outside of Europe and the United Kingdom.

Pemziviptadil

Pemziviptadil is being developed as a once-weekly, novel treatment for PAH, a progressive, life-threatening, orphan disease caused by vasoconstriction and structural deterioration of the pulmonary arteries, which can lead to heart failure and, eventually, death. Pemziviptadil is a subcutaneously-injected, sustained-release analogue of the native human peptide vasoactive intestinal peptide, or VIP. VIP is a neurohormone that relaxes the muscles surrounding blood vessels, causing them to dilate, which results in improved blood flow. In contrast to the currently approved therapies for PAH, which only target vasodilation, we believe that VIP also suppresses the adverse remodeling of blood vessels and increases cardiac contractility and relaxation. We believe that pemziviptadil has the potential to be disease-modifying and complementary to current standard-of-care therapies for PAH.

We have completed two clinical trials of subcutaneously-injected pemziviptadil in subjects with cardiovascular diseases. In these trials, pemziviptadil was observed to be well tolerated, with no SAEs considered to be drug related and resulting in study drug discontinuation. In both trials, we observed that patients who received pemziviptadil experienced statistically significant reductions in blood pressure that were sustained for at least one week, with no reported episodes of symptomatic hypotension. We have also completed enrollment of an exploratory Phase 1b/2a clinical trial to evaluate the effects of pemziviptadil on pulmonary arterial pressure in PAH patients with a CardioMEMS device, an implanted hemodynamic monitor that continuously reports pulmonary arterial pressure and cardiac function. In preliminary results from this trial, we observed reductions in pulmonary arterial pressure and increases in cardiac output, which we believe are consistent with potential beneficial effects of pemziviptadil. We are currently dosing patients in a randomized, double-blinded, controlled Phase 2b clinical trial in which we plan to enroll approximately 60 PAH patients to assess the safety, tolerability and efficacy of pemziviptadil. This clinical trial will evaluate the effects of pemziviptadil on pulmonary arterial pressure and exercise tolerance, including the distance the patient can walk in six minutes, which is an important clinical endpoint that the FDA has previously used as the basis for approval of other PAH drugs. We currently expect to report the top-line results of this trial in mid-2022.

Pemziviptadil and certain other preclinical product candidates are based on our proprietary ELP technology. Our ELP technology extends the circulating half-life of proteins and peptides and also provides a sustained-release mechanism, resulting in exposure of active molecules for periods of a week or longer from a single subcutaneous injection. We believe that our ELP technology enhances solubility, stability and bioavailability, provides extended drug exposure and creates product candidates that are straightforward to manufacture and administer. Our strategy is to apply our ELP technology to proteins and peptides with well-characterized therapeutic activities but suboptimal half-lives to improve their pharmacokinetics, enable their use as pharmaceutical products and allow for more convenient dosing regimens. To date, we have not observed any SAEs considered to be drug-related and resulting in study drug discontinuation in any of the over 500 subjects in clinical trials of our ELP product candidates.

PB6440

PB6440 is a highly selective aldosterone synthase inhibitor being developed for treatment-resistant hypertension. In preclinical studies to date, PB6440 demonstrated dose-dependent aldosterone reduction without a significant increase in 11-deoxycorticosterone or deoxycortisol in both rodent and primate models. The oral bioavailability and pharmacokinetic profiles observed in these preclinical studies appear suitable for once-daily oral dosing in humans. To date, no evidence of toxicity has been observed in either in vitro toxicity studies or in animal models, including primates. We have initiated nonclinical IND-enabling activities for PB6440 in 2021, which are expected to be followed by an IND submission in 2022, although those timelines could be impacted by the scope and duration of the COVID-19 pandemic.

Pipeline

Our preclinical and clinical-stage pipeline is set forth below:

Program Pre-Clinical Phase 1 Phase 2 Phase 3 Commercial Rights Upcoming Milestone Target2 PhaseBio Bentracimab Reversal of Ticagrelor Antiplatelet ActivityREVERSE-IT1 Phase 3 ongoing Targeting to submit BLA in Mid 20222November 15, 2021 Topline results from Interim Analysis of REVERSE-IT Pemziviptadil Pulmonary Arterial Hypertension (PAH)Phase 2b ongoing2Mid 2022 Report Phase 2b data PB6440 Resistant HypertensionPre-Clinical2022 Submit IND and initiate first-in-human clinical trial Partnering Opportunities GLP2-ELP Short Bowel SyndromeLate research CNP-ELP AchondroplasiaLate research Early ProgramsPROPRIETARY LONG-ACTING INJECTABLE RECOMBINANT BIOPOLYMERS (Elastin-like Polypeptides ELPs) REVERSE-IT: Rapid and SustainEd ReVERSal of TicagrElor Intervention Trial Targeted timeline could be impacted by the continued scope and duration of the COVID-19 pandemic 1

Corporate Information

We were incorporated under the laws of the State of Delaware in January 2002. Our principal executive offices are located at 1 Great Valley Parkway, Suite 30, Malvern, Pennsylvania 19355. Our telephone number is (610) 981-6500. Our common stock is listed on the Nasdaq Global Market under the symbol “PHAS.”

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•

an exemption from implementation of new or revised financial accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation;

•	reduced disclosure obligations regarding executive compensation arrangements; and

•	no requirement to seek nonbinding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of some or all these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier to occur of (1) December 31, 2023, (2) the last day of the fiscal year (a) in which we have total annual gross revenues of at least $1.07 billion or (b) in which we are deemed to be a “large accelerated filer,” under the rules of the SEC, which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $55,000,000.

Common stock to be outstanding after this offering	Up to 62,385,399 shares of common stock, assuming sales at an offering price of $3.84 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on November 11, 2021. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offerings” that may be made from time to time through the Manager. See “Plan of Distribution” on page S-15.

Use of proceeds	We plan to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund the clinical and commercial development of bentracimab, to advance pemziviptadil, to advance PB6440 and for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. See “Use of Proceeds.”

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference herein for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Global Market symbol	“PHAS”

The number of shares of our common stock that will be outstanding after this offering is based on 48,062,483 shares of our common stock outstanding as of September 30, 2021, and excludes:

•	4,367,123 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2021, at a weighted-average exercise price of $3.97 per share;

•	2,349,595 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2021, at a weighted-average exercise price of $6.57 per share;

•	302,875 shares of common stock issuable upon the exercise of options issued subsequent to September 30, 2021, with a weighted-average exercise price of $3.43 per share;

•

738,485 shares of common stock reserved for future issuance under our 2018 Equity Incentive Plan, or our 2018 Plan, as well as any additional shares of common stock that may become available under our 2018 Plan; and

•

888,898 shares of common stock reserved for future issuance pursuant to our 2018 Employee Stock Purchase Plan, or our ESPP, as well as any additional shares of common stock that may become available under our ESPP.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Additional Risks Related to This Offering

You may experience dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 14,322,916 shares of our common stock are sold at a price of $3.84 per share, the last reported sale price of our common stock on the Nasdaq Global Market on November 11, 2021, for aggregate gross proceeds of $55.0 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $3.79 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2021 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options or warrants would result in further dilution of your investment. See “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

We have broad discretion over the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have an adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash, cash equivalents and marketable securities in a manner that does not produce income or that loses value. See “Use of Proceeds.”

If we sell additional equity or debt securities to fund our operations, it may impose restrictions on our business.

In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which may impose restrictive covenants that adversely impact our business. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we are unable to expand our operations or otherwise capitalize on our business opportunities due to such restrictions, our business, financial condition and results of operations could be materially adversely affected.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein.

Any statements in this prospectus supplement, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

•

the timing, progress and results of clinical trials of bentracimab, pemziviptadil, PB6440 and any other potential product candidates, including statements regarding the timing of initiation and completion of preclinical studies or clinical trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•

the timing of any submission of filings for regulatory approval of bentracimab, pemziviptadil, PB6440 and any other product candidates and our ability to obtain and maintain regulatory approvals for bentracimab, pemziviptadil, PB6440 or any other product candidates for any indication;

•	our expectations regarding the size of the patient populations, market acceptance and opportunity for and clinical utility of our product candidates, if approved for commercial use;

•	our manufacturing capabilities and strategy, including the scalability and commercial viability of our manufacturing methods and processes and our ability to maintain agreements with third parties;

•	our expectations regarding the scope of any approved indications for bentracimab, pemziviptadil and PB6440;

•	our ability to successfully commercialize our product candidates;

•	our ability to leverage our proprietary elastin-like polypeptide technology to identify and develop future product candidates;

•	the potential effects of COVID-19 on our business, operations and clinical development timelines and plans;

•	our estimates regarding future revenue, expenses and needs for additional financing;

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional funding;

•	our ability to establish or maintain collaborations or strategic relationships;

•	our ability to identify, recruit and retain key personnel;

•	our ability to protect and enforce our intellectual property position for our product candidates, and the scope of such protection;

•	our financial performance;

•	our expected use of proceeds from this offering;

•	our competitive position and the development of and projections relating to our competitors or our industry;

•	the impact of laws and regulations; and

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $55,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the equity distribution agreement with the Manager as a source of financing.

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund the clinical and commercial development of bentracimab, to advance pemziviptadil, to advance PB6440 and for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our product candidate development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs.

As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending these uses, we expect to invest the net proceeds in investment-grade, interest-bearing bonds.

DILUTION

Our net tangible book value (deficit) as of September 30, 2021 was $(50.3) million, or $(1.05) per share. Net tangible book value (deficit) per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2021. Dilution with respect to net tangible book value (deficit) per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 14,322,916 shares of our common stock in this offering at an assumed offering price of $3.84 per share, the last reported sale price of our common stock on the Nasdaq Global Market on November 11, 2021, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2021 would have been $2.9 million, or $0.05 per share. This represents an immediate increase in net tangible book value of $1.10 per share to existing stockholders and immediate dilution of $3.79 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$3.84
Net tangible book value per share of as September 30, 2021	$(1.05)
Increase in net tangible book value per share attributable to this offering	1.10

As adjusted net tangible book value per share as of September 30, 2021, after giving effect to this offering		0.05

Dilution per share to investors purchasing our common stock in this offering		$3.79

The above discussion and table are based on 48,062,483 shares of our common stock outstanding as of September 30, 2021, and exclude:

•	4,367,123 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2021, at a weighted-average exercise price of $3.97 per share;

•	2,349,595 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2021, at a weighted-average exercise price of $6.57 per share;

•	302,875 shares of common stock issuable upon the exercise of options issued subsequent to September 30, 2021, with a weighted-average exercise price of $3.43 per share;

•	738,485 shares of common stock reserved for future issuance under our 2018 Plan, as well as any additional shares of common stock that may become available under our 2018 Plan; and

•	888,898 shares of common stock reserved for future issuance pursuant to our ESPP, as well as any additional shares of common stock that may become available under our ESPP.

The table above assumes for illustrative purposes that an aggregate of 14,322,916 shares of our common stock are sold during the term of the equity distribution agreement with the Manager at a price of $3.84 per share, the last reported sale price of our common stock on the Nasdaq Global Market on November 11, 2021, for aggregate gross proceeds of $55.0 million. The shares subject to the equity distribution agreement with the Manager are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.84 per share shown in the table above, assuming all of our common stock in the aggregate amount of $55.0 million during the term of the equity distribution agreement with the Manager is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.05 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $4.79 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.84 per share shown in the table above, assuming all of our common stock in the aggregate amount of $55.0 million during the term of the equity distribution agreement with the Manager is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.04 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $2.80 per share, after deducting commissions and estimated offering expenses payable by us.

To the extent that options and warrants outstanding as of September 30, 2021 have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with William Blair & Company, L.L.C., referred to as the “Manager”, under which we may offer and sell common stock having an aggregate offering price of up to $55,000,000 from time to time through the Manager. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at-the-market” equity offering as defined in Rule 415 under the Securities Act, including sales made directly on or through The Nasdaq Global Market or any other trading market for our common stock. The Manager will not engage in any transactions that stabilize the price of our common stock.

Under the terms of the equity distribution agreement, we also may sell common stock to the Manager as principal for its own account at a price agreed upon at the time of sale. If we sell common stock to the Manager as principal, we will enter into a separate agreement with the Manager, and we will describe that agreement in a separate prospectus supplement or pricing supplement to the extent required by law.

We will designate the maximum amount of common stock to be sold through the Manager on a daily basis or otherwise as we and the Manager agree, and the minimum price per share at which such common stock may be sold. Subject to the terms and conditions of the equity distribution agreement, the Manager will use its reasonable efforts to sell, on our behalf, all of the designated common stock. We may instruct the Manager not to sell any common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Manager may suspend the offering of common stock at any time and from time to time by notifying the other party.

If shares of our common stock are sold by the Manager in an at-the-market offering, the Manager will provide written confirmation to us promptly following the close of trading on The Nasdaq Global Market each trading day on which shares of our common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares of our common stock sold on the preceding day, the gross sales price, the net proceeds to us and the compensation payable by us to the Manager in connection with the sales.

We will pay the Manager a commission of up to 3.0% of the gross sales price per share of common stock sold through the Manager under the equity distribution agreement. We have also agreed to reimburse the Manager for specified expenses, including certain fees and disbursements of its legal counsel in an amount not to exceed $50,000. We estimate that the total expenses payable by us in connection with the establishment of the program to offer shares of our common stock described in this prospectus, excluding commissions, will be approximately $100,000.

Settlement for sales of our common stock under the equity distribution agreement will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Manager in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all common stock subject to the equity distribution agreement or (2) the termination of the equity distribution agreement by us, by the Manager or by its terms, as applicable.

In connection with the sale of the common stock on our behalf, the Manager may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Manager may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Manager against certain liabilities, including civil liabilities under the Securities Act.

Other Relationships

The Manager is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Manager and its affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received no more than customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the Manager and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Manager and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. To the extent required by Regulation M, the Manager will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement will be passed upon for us by Cooley LLP, Reston, Virginia. Goodwin Procter LLP, New York, New York, is representing William Blair  & Company, L.L.C. in connection with this offering.

EXPERTS

The financial statements of PhaseBio Pharmaceuticals, Inc. as of December 31, 2020 and 2019 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2020 financial statements contains an explanatory paragraph that states that the Company has incurred recurring losses and negative cash flows from operations and has an accumulated deficit of $260.7 million as of December 31, 2020 that raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at http://www.phasebio.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-38697. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 15, 2021;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2021;

•

our Quarterly Reports on Form 10-Q for (i)  the fiscal quarter ended March 31, 2021, filed with the SEC on May 13, 2021, (ii) the fiscal quarter ended June 30, 2021, filed with the SEC on August 12, 2021 and (iii) the fiscal quarter ended September 30, 2021, filed with the SEC on November 10, 2021;

•

our Current Reports on Form 8-K filed with the SEC on January 27, 2021, January 28, 2021, March 11, 2021, March 19, 2021, June  4, 2021, June 17, 2021, August 10, 2021, August  12, 2021 and September 15, 2021, in each case to the extent the information in such reports is filed and not furnished; and

•

the description of our common stock set forth in the registration statement on Form 8-A registering our common stock under Section 12 of the Exchange Act, which was filed with the SEC on October 9, 2018, including any amendments or reports filed for purposes of updating such description.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus supplement forms a part, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to PhaseBio Pharmaceuticals, Inc., Attention: Corporate Secretary, 1 Great Valley Parkway, Suite 30, Malvern, Pennsylvania 19355.

Any statement contained in this prospectus supplement or contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or any subsequently filed supplement to this prospectus supplement, or document deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes such statement.

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell up to $200,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is traded on the Nasdaq Global Market under the symbol “PHAS.” On December 26, 2019, the last reported sale price of our common stock was $6.36 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 6 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 8, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration statement, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $200,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

ii

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.

Unless the context indicates otherwise, as used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “the company” and “PhaseBio” refer to PhaseBio Pharmaceuticals, Inc. We own various U.S. federal trademark applications and unregistered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Overview

We are a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies to treat orphan diseases, with an initial focus on cardiopulmonary indications. Our lead product candidate, PB2452, is a novel reversal agent for the antiplatelet drug ticagrelor, which we are developing for the treatment of patients on ticagrelor who are experiencing a major bleeding event or those who require urgent surgery. Based on feedback from the United States Food and Drug Administration, or FDA, we intend to seek approval of PB2452 in the United States through an accelerated approval process. In our completed Phase 1 clinical trial of PB2452, we observed immediate and complete reversal of ticagrelor’s antiplatelet activity within five minutes following initiation of infusion and sustained reversal for over 20 hours in dosing cohorts in which we administered PB2452 over an extended infusion period.

We recently completed a Phase 2a clinical trial of PB2452 in older and elderly subjects dosed with ticagrelor and aspirin and in healthy younger subjects on supratherapeutic doses of ticagrelor. We observed a statistically significant reversal of ticagrelor within 5 minutes of initiation of PB2452 infusion that was sustained for over 20 hours. Platelet function was normalized by 15 minutes (30 minutes for the supratherapeutic ticagrelor-dose cohort) following initiation of PB2452 infusion and remained normal for over 20 hours. PB2452 was generally well tolerated, with only minor adverse events reported. These results are consistent with results observed in healthy younger subjects treated with ticagrelor in our Phase 1 trial. The older and elderly subjects in the Phase 2a trial resemble the patient population most likely to be treated with ticagrelor and to potentially benefit from PB2452, if approved.

The FDA granted Breakthrough Therapy designation for PB2452 in April 2019. Based on feedback from the FDA, we intend to submit a Biologics License Application, or BLA, for potential accelerated approval based on an interim analysis of the first approximately 100 patients treated in our Phase 3 trial, with approximately 50 subjects from each of the major bleeding and surgical populations. We expect to initiate our Phase 3 trial in the first quarter of 2020. Based on an 18-month estimated enrollment timeline for the first 100 patients in the Phase 3 trial, we anticipate that we could submit our BLA for PB2452 in the second half of 2022. To support full approval for patients with major bleeding or requiring urgent surgery, the FDA recommended enrollment of 200 total patients in the Phase 3 trial. For post-approval commitments, the FDA recommended the completion of the remaining portions of the Phase 3 trial and the establishment of post-approval registry.

Our second product candidate, PB1046, is a once-weekly fusion protein currently in a Phase 2b clinical trial for the treatment of pulmonary arterial hypertension, or PAH. PB1046 utilizes our proprietary half-life extending elastin-like polypeptide, or ELP, technology, which also serves as an engine for our preclinical pipeline. We expect to release top-line data from the Phase 2b clinical trial of PB1046 in the second half of 2020. We retain worldwide rights to all of our product candidates.

Pipeline

Our clinical-stage and pre-clinical pipeline is set forth below:

Program indication/therapeutic Area pre-clinical phase1 phase2 phae3 ww commercial rights milestones pb2452 Reversal of ticagrelor antiplatelet activity phase 2b ongoing breakthrough therapy designation granted in april 2019 Phasebio Q2 2020 initiate phase 3 trial based on plan to pursue accelerated regulatory pathway pb1046 pulmonary arterial hypertension (pah) phase 2 ongoing phasebio 2H 2020 report phase 2b trial results glp2-elp short bowel syndrome ind-enabling activities phasebio CNP-elp Achondroplasia late research phasebio early programs property long acting injectable recombinant biopolymers (elastin-like polypeptides elps)

Corporate Information

We were incorporated under the laws of the State of Delaware in January 2002. Our principal executive offices are located at 1 Great Valley Parkway, Suite 30, Malvern, Pennsylvania 19355. Our telephone number is (610) 981-6500. Our website address is www.phasebio.com. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•

an exemption from implementation of new or revised financial accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation;

•	reduced disclosure obligations regarding executive compensation arrangements; and

•	no requirement to seek nonbinding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of some or all these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier to occur of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering in October 2018, (b) in which we have total annual gross revenues of at least $1.07 billion or (c) in which we are deemed to be a “large accelerated filer,” under the rules of the U.S. Securities and Exchange Commission which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, up to a total aggregate offering price of $200,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important U.S. federal income tax considerations.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive ratably any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share. You should refer to our certificate of incorporation and our bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part.

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate of designation establishing the terms of the preferred stock with the SEC. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC before the issuance of such warrants.

Any warrants issued under this prospectus will be evidenced by warrant certificates. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

•

the timing, progress and results of our clinical trials of PB2452, PB1046 and any other product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and the timing, progress and results of our research and development programs;

•	our ability to obtain and maintain regulatory approvals for PB2452 and PB1046 for any indication;

•

the timing of any submission of filings for regulatory approval of PB2452, PB1046 and any other product candidates and our ability to obtain and maintain regulatory approvals for PB2452 and PB1046 for any indication;

•	our expectations regarding the size of the patient populations, market acceptance and opportunity for and clinical utility of our product candidates, if approved for commercial use;

•	our manufacturing capabilities and strategy, including the scalability and commercial viability of our manufacturing methods and processes and our ability to maintain agreements with third parties;

•	our expectations regarding the scope of any approved indication for PB2452 and PB1046;

•	our ability to successfully commercialize our product candidates;

•	our ability to leverage our proprietary ELP technology to identify and develop future product candidates;

•	our estimates regarding future revenue, expenses and needs for additional financing;

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional funding;

•	our ability to establish or maintain collaborations or strategic relationships;

•	our ability to identify, recruit and retain key personnel;

•	our ability to protect and enforce our intellectual property position for our product candidates, and the scope of such protection;

•	our financial performance;

•	our competitive position and the development of and projections relating to our competitors or our industry;

•	the impact of laws and regulations; and

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital and other general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in short-term, interest bearing investments, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock, certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws and certain provisions of Delaware law are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

General

Our certificate of incorporation authorizes us to issue up to 200,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time.

As of September 30, 2019, we had outstanding 28,752,844 shares of common stock and no shares of preferred stock.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Stock Options

As of September 30, 2019, options to purchase an aggregate of 2,481,403 shares of common stock were outstanding at a weighted-average exercise price of $3.25 per share. We issued options to purchase an aggregate of 110,500 shares of common stock at a weighted-average exercise price of $3.94 per share subsequent to September 30, 2019.

Warrants

As of September 30, 2019, there were outstanding warrants to purchase an aggregate of 125,333 shares of common stock at a weighted-average exercise price of $8.30 per share. We issued warrants to purchase an aggregate of 24,262 shares of common stock at an exercise price of $3.88 per share subsequent to September 30, 2019.

Preferred Stock

Our board of directors has the authority under our amended and restated certificate of incorporation, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock.

Registration Rights

Certain holders of our common stock are entitled to certain rights with respect to registration of such shares under the Securities Act pursuant to the terms of an investor rights agreement. These shares are collectively referred to herein as registrable securities.

The investor rights agreement provides the holders of registrable securities with demand, piggyback and S-3 registration rights as described more fully below. As of September 30, 2019, there were an aggregate of approximately 8,000,000 registrable securities that were entitled to registration rights.

Demand Registration Rights

The holders of at least 60% of the registrable securities then outstanding have the right at any time to make a demand that we file a registration statement under the Securities Act covering registrable securities then outstanding, subject to specified exceptions.

Piggyback Registration Rights

If we register any securities for public sale, the holders of our registrable securities then outstanding will each be entitled to notice of the registration and will have the right to include their shares in the registration statement.

The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement, but not below 25% of the total number of securities included in such registration. These piggyback registration rights were waived in connection with the filing of this registration statement on Form S-3.

Registration on Form S-3

In conjunction with the filing of this registration statement on Form S-3, the holders of our registrable securities have the right to demand that we file registration statements on Form S-3; provided, that the aggregate price to the public of the securities to be sold under the registration statement is at least $2.5 million. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations. These registration rights were waived in connection with the filing of this registration statement on Form S-3.

Expenses of Registration

We will pay all expenses relating to any demand, piggyback or Form S-3 registration, other than stock transfer taxes or underwriting discounts and commissions, subject to specified conditions and limitations.

Termination of Registration Rights

The registration rights will terminate upon the earlier of a liquidation event or a written agreement between us and holders of at least 60% of the outstanding registrable securities. The registration rights will terminate with respect to any particular stockholder when such stockholder (a) is able to sell all of its shares pursuant to Rule 144 under the Securities Act or (b) holds one percent or less of our common stock and such stockholder is able to sell all registrable securities during a 90-day period pursuant to Rule 144 under the Securities Act.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation or any direct or indirect majority-owned subsidiary of the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder (in one transaction or a series of transactions);

•

subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder;

•

any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. Our amended and restated certificate and our amended and restated bylaws, or our restated bylaws, also provide that directors may be removed by the stockholders only for cause upon the vote of 66 2/3% or more of our outstanding common stock. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board of directors, only be filled by a majority vote of the directors then serving on the board of directors, even though less than a quorum.

Our amended and restated certificate and restated bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and eliminate the right of stockholders to act by written consent without a meeting. Our restated bylaws also provide that only our Chairman of the board of directors, Chief Executive Officer or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders.

Our restated bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and specify requirements as to the form and content of a stockholder’s notice.

Our restated certificate and restated bylaws provide that the stockholders cannot amend many of the provisions described above except by a vote of 66 2/3% or more of our outstanding common stock. As described in “—Preferred Stock” above, our restated certificate gives our board of directors the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series.

The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of fiduciary duty;

•	any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our restated certificate, or our amended and restated bylaws; or

•	any action asserting a claim against us that is governed by the internal affairs doctrine.

The provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act.

The enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our restated certificate to be inapplicable or unenforceable in such action.

Our restated certificate further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Recently, the Court of Chancery of the State of Delaware issued an opinion invalidating the federal district court exclusive forum provision. In light of that recent decision, we will not attempt to enforce this provision of our restated certificate to the extent it is not permitted by applicable law. However, if the decision is reviewed on appeal and ultimately overturned by the Delaware Supreme Court, we would enforce the federal district court exclusive forum provision.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.

Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “PHAS.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either secured or unsecured and will be senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

•	the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities;

•	the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including, to the extent applicable:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any overallotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters or agents who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP, Reston, Virginia. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of PhaseBio Pharmaceuticals, Inc. as of December 31, 2018 and 2017 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at http://www.phasebio.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-38697. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 26, 2019;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2019;

•

our Quarterly Reports on Form 10-Q for (i) the fiscal quarter ended March 31, 2019, filed with the SEC on May  9, 2019 (ii) the fiscal quarter ended June 30, 2019, filed with the SEC on August 14, 2019 and (iii)  the fiscal quarter ended September 30, 2019, filed with the SEC on November 14, 2019;

•

our Current Reports on Form 8-K filed with the SEC on January 25, 2019, March 4, 2019, March 21, 2019, April 4, 2019, April 9, 2019, April 10, 2019, May 13, 2019, June 17, 2019, July 1, 2019, August 14, 2019, September  24, 2019 and October 15, 2019, in each case to the extent the information in such reports is filed and not furnished; and

•

the description of our common stock set forth in the registration statement on Form 8-A registering our common stock under Section 12 of the Exchange Act, which was filed with the SEC on October 9, 2018, including any amendments or reports filed for purposes of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to PhaseBio Pharmaceuticals, Inc., Attention: Corporate Secretary, 1 Great Valley Parkway, Suite 30, Malvern, Pennsylvania 19355.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

$55,000,000

Common Stock

PROSPECTUS SUPPLEMENT

William Blair

November 12, 2021